Exhibit 21.1

SUBSIDIARIES

China Auto Logistics Inc. (a Nevada Company)

Ever Auspicious International Limited (a Hong Kong company) (100%)

Tianjin Seashore New District Shisheng Business Trading Group Co. Ltd. (a Chinese company) (100%)

Tianjin Hengjia Port Logistics Corp. (a Chinese company) (98%)

Tianjin Ganghui Information Technology Corp. (a Chinese company) (98%)

Tianjin Zhengji International Trading Corp. (a Chinese company) (98%)

Chongqing Qizhong Technology Co., Ltd. (a Chinese company) (100%)

NOTE: The following wholly-owned subsidiaries of Chongqing Qizhong Technology Co., Ltd. were deregistered in 2012 and all operations have been assumed by Chongqing Qizhong Technology Co., Ltd.

Beijing Goodcar Technology Development Co., Ltd. (a Chinese company) (100%)

Xiamen Goodcar Network Technology Co., Ltd. (a Chinese company) (100%)

Wuhan Youlu Network Technology Co., Ltd. (a Chinese company) (100%)

Chengdu Haoche Technology Development Co., Ltd. (a Chinese company) (100%)

Tianjin Goodcar Technology Development Co., Ltd. (a Chinese company) (100%)

Chongqing Kaizhi Technology Co., Ltd. (a Chinese company) (100%)